Exhibit 99.1

LOS ANGELES, CA, April 9, 2020 -- Driven Deliveries Inc. (the “Company” or Driven) (OTCQB: DRVD), California’s leading publicly traded online cannabis retailer and direct-to-consumer logistics company, announced today that Driven will commence trading on the OTCQB® Venture Market, beginning April 9, 2020, under its current symbol DRVD.

Trading on the OTCQB Venture Market will provide the Company with access to a broader base of U.S. retail investors and help attract more market makers to provide liquidity and efficiency for DRVD traders and investors. Additionally, the Company believes that OTCQB’s large network of data distributors and media partners will enable DRVD’s company data, news, and disclosures to be available to additional broker-dealers, market data providers, and investors. "Driven investors will now have access to additional broker trading services and transparent DRVD pricing with real-time quotes,” said Brian Hayek, Founder, and Chief Financial Officer, Driven Deliveries. “Driven’s vision, since inception, has been to generate value for its investors and the upgrade to the OTCQB® Venture Market’s data, transparency, and liquidity creates that value.

In a previous announcement, the Company reported significant revenue growth over the last five weeks. While a portion of that growth is directly related to the California wide Stay-In-Place order, the company is also experiencing growth in average order size as well as customer reorders. “In the last 30 days, the demand for our products and service has reached record levels. Driven is seeing sales increases in excess of 73% over the previous 30 days,” said Christian Schenk, CEO, Driven Deliveries Inc.

“With the move to OTCQB now complete, Driven is committed to engaging with the broader investment community and driving visibility to our growing business by broadening our shareholder base.”

About Driven:

Driven Deliveries, Inc., is the first publicly traded cannabis delivery service operating within the United States. Founded by experienced technology and cannabis executives, the company provides e-commerce solutions, online sales, and on-demand cannabis delivery, in select cities where allowed by law. Driven offers legal cannabis consumers the ability to purchase and receive their marijuana in a fast and convenient manner. By 2020, legitimate cannabis revenue in the U.S. market is projected to hit $23 billion. By leveraging consumer trends, and offering a proprietary, turnkey delivery system to its customers, management believes it is uniquely positioned to best serve the needs of the emerging cannabis industry and capture notable market share within the sector. For more information, please visit www.DRVD.com and review Driven’s filings with the U.S. Securities and Exchange Commission.

Forward-looking Statements:

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that we will achieve these plans, objectives, expectations or intentions. There cannot be any assurance that the trading volume in the Company’s common stock will increase. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company's control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.